     As filed with the Securities and Exchange Commission on July 26, 1996
                                             Registration No. 33-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               SIONIX CORPORATION
             (Exact name of registrant as specified in its clutter)

           Utah                                         87-0428526
(State of  Incorporation)                 (I.R.S. Employer Identification No.)

           5405 MOREHOUSE DRIVE, SUITE 250, SAN DIEGO, CALIFORNIA 92121
             (Address of principal executive offices and zip code)

                RODNEY ANDERSON MAY 1, 1995 CONSULTING AGREEMENT
             TERRY D. SAVILLE JANUARY 22, 1996 CONSULTING AGREEMENT
               MICHAEL A. TAYLOR MAY 15, 1996 CONSULTING AGREEMENT
                    WENTHUR & CHACHAS JUNE 6, 1996 AGREEMENT
                DAVID PHILLIPS JULY 15, 1996 CONSULTING AGREEMENT
             WENTHUR & CHACHAS JULY 22, 1996 COMPENSATION AGREEMENT
                            (Full title of the Plan)

                          Jack F. Moorehead, President,
 Sionix Corporation, 5405 Morehouse Drive, Suite 250 San Diego, California 92121
                                 (619) 622-0200
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                   George G. Chachas, Esq., Wenthur & Chachas
                     4180 La Jolla Village Drive, Suite 500
                           La Jolla, California 92037
                                 (619) 457-3800

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                Proposed          Proposed
                                                                Maximum           Maximum
         Title of Securities          Amount to be           Offering Price       Aggregate          Registration
         to Be Registered             Registered(1)           Per Share(2)      Offering Price            Fee
- -------------------------------------------------------------------------------------------------------------------
         Common Stock                    950,000                   $1.00           $950,000              $328.00
         $.001 Par Value
===================================================================================================================

         (1) Includes 629,758 shares of Common Stock offered pursuant to the Reoffer Prospectus filed herewith, previously issued issuance pursuant to the Consulting Agreements between the Company and Rodney Anderson and Associates, Michael A. Taylor and Terry D. Saville, respectively, and the Payment Agreement between the Company and Wenthur & Chachas (the "Prior Plans"). The remaining 320,242 shares of Common Stock being registered hereunder are reserved for issuance pursuant to the Consulting Agreements between the Company and Michael
A. Taylor, Terry D. Saville and David Phillips, respectively, and the Compensation Agreement between the Company and Wenthur & Chachas (the "Plans"). Pursuant to Rule 416, this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the Plans in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

         (2) Estimated for the purpose of calculating the registration fee pursuant to (i) Rule 457(c) with respect to the 629,758 shares offered pursuant to the Reoffer Prospectus and (ii) Rule 457(h) with respect to the 320,242 shares available for issuance under the Plans, on the basis of the average price for shares of the Common Stock on July 23, 1996, as reported on the NASDAQ OTC Bulletin Board.

                                     PART I.

         The document(s) containing the information called for in Part I., of Form S-8 will be provided to participants to the Plans set forth above. Such information is not being filed with or included in this registration statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). As permitted by General Instruction C for Form S-8, there is also included as part of Part I., of this Registration Statement a Reoffer Prospectus relating to the reoffer and resale of 629,758 shares of Common Stock of Sionix Corporation (the "Company"), including shares held by persons who may be considered affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended.

                               REOFFER PROSPECTUS

                               SIONIX CORPORATION
                              SAN DIEGO, CALIFORNIA

                                  COMMON STOCK
                                ($.001 PAR VALUE)
                                 629,758 SHARES

         This Prospectus relates to 629,758 shares of Common Stock, $.001 par value (the "Common Stock"), of Sionix Corporation (the "Company") which have previously been issued pursuant to the Consulting Agreements between the Company and Rodney Anderson and Associates, Michael A. Taylor and Terry D. Saville, respectively, and Payment Agreement between the Company and Wenthur & Chachas (the "Prior Plans") to, and which may be offered for resale from time to time in the market or in other transactions by such consultants and advisors of the Company (the "Selling Shareholders"). See "Plan of Distribution" and Selling Shareholders".

         The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby (hereinafter, the "Securities"). The Company will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Shareholders will pay the other costs, if any, associated with any sale of the Securities.

         The Common Stock is traded on the NASDAQ OTC Bulletin Board. As of July 23, 1996, the closing sale price for the Common Stock as traded on the NASDAQ OTC Bulletin Board was $0.75, as reported by the NASDAQ OTC Bulletin Board.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY IHE SECURITIES AND EXCHANGE COMMISSION NOR HAS IHE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No dealer, sales representative or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with this offering other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, Common Stock by anyone in any jurisdiction in which such an offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any time subsequent to its date.

                  THE DATE OF THIS PROSPECTUS IS JULY 23, 1996

                             ADDITIONAL INFORMATION

         This prospectus constitutes a part of a Registration Statement on Form S-8 (the "Registration Statement") filed by the company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

         The Company is subject to certain of the information requirements of the securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the office of the Commission at 450 Fifth Street, N W , Washington, D.C. 20549, or at its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606; and at the Jacob K. Javits Federal Building, 75 Park Place, 14th Floor, New York, New York 10278. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N A., Washington, D C. 20549, at prescribed rates.

         The Company's Common Stock is traded on the NASDAQ OTC Bulletin Board under the symbol "SINX"

                           INCORPORATION BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above, as follows: the Company's Current Report on Form 8-K dated January 5, 1996, Form 10-C dated January 22, 1996, the Company's Amended and Restated Current Report on Form 8-K dated February 27, 1996, the Company's Current Report on Form 8-K dated April 9, 1996, the Company's Current Report on Form 8-K dated April 23, 1996, the Company's Quarterly Report for the third quarter ended March 31, 1996, filed on May 15, 1996, and the Company's Current Report on Form 8-K dated June 28, 1996.

         (c) All reports and documents filed by the Company with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Securities officered hereby have been sold or which deregisters all

                  Securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersede such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Copies of all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to Sionix Corporation, Attention: Corporate Secretary, 5405 Morehouse Drive, Suite 250, San Diego, California 92121, telephone number (619) 622-0200.

                                   THE COMPANY

         The principal offices of the Company are located at 5405 Morehouse Drive, Suite 250, San Diego, California 92121, telephone number (619) 622-0200.

                              PLAN OF DISTRIBUTION

         The 629,758 shares of Common Stock being offered by this Prospectus are being offered by certain shareholders of the Company listed under "Selling Shareholders" (the "Selling Shareholders"). These Shares have been issued to the Selling Shareholders pursuant to certain Consulting, and Compensation Agreements between the Company and the Selling Shareholders, for bona fide services provided by such consultants or advisors to the Company.

         The shares offered by the Selling Shareholders may be sold from time to time on the NASDAQ OTC Bulletin Board or shares may be offered in independent transactions, in negotiated transactions or otherwise. The Selling Shareholders may also sell some or all of the shares in transactions involving broker-dealers who may acquire shares as principal sales will be in the quantities, at the time, and through registered broker-dealers to be determined from time to time by each Selling Shareholder. No arrangements for any broker-dealer to act on behalf of the Selling Shareholders have yet been made. It is anticipated that any selling broker-dealers engaged by the Selling Shareholders will receive only their customary brokerage commissions. Participating broker-dealers may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, in which event all such compensation to be received by them may be deemed underwriting compensation

         Sales of the shares offered by the Selling Shareholders will be made at prices per share approximating market prices prevailing at the time of the sales. The Company will not receive any of the proceeds of the sales. Any brokerage commissions due to any broker engaged by any Selling Shareholder and any expenses incurred by any Selling Shareholder in connection with the offering made hereby, will be borne by the Selling Shareholder. The Company is bearing the legal and accounting expense incurred in the preparation and filing of the Registration Statement of which this Prospectus is a part and the filing fee thereunder.

         There is no assurance that any of the Selling Shareholders will offer for sale or sell any of the Securities covered by this Prospectus.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Securities offered hereby.

                              SELLING SHAREHOLDERS

         The following table sets forth, the date of this Prospectus or a subsequent date if amended or supplemented, (a) the name of each Selling Shareholder and his or her relationship to the Company during the last three years; (b) the number of shares of Common Stock each Selling Shareholder beneficially owned prior to this offering, (c) the number of Securities offered pursuant to this Prospectus by each Selling Shareholder; and (d) the amount and the percentage of the Company's Common Stock that will be owned by each Selling Shareholder after completion of this offering. The information contained below may be amended or supplemented from time to time.

                                                                     Shares of Sionix Common Stock
                           Present Positions, Offices                                           Percent
                           or Relationships with Sionix       Owned as of       Offered        of Class
                           and its Subsidiaries and           Date of this      by this         After
Name and Address           Any During the Past 3 Years        Prospectus        Prospectus     Offering
- ------------------------------------------------------------------------------------------------------------------
Michael A. Taylor (1)      Chief Executive Officer,              1,030,645       500,000          2.33%
                           Chief Financial Officer
                           and Director.
                           Previously President and
                           Director

Rodney L. Anderson(2)      Previously Secretary                     73,603        22,500           *
                           and Director

John D. Dignan(3)          Previous Consultant                      62,500        30,000           *

Joey E. Dignan(4)          Previous Consultant                       7,500         7,500           0

John K. Stroh(5)           Previous Consultant                      10,445        10,445           0

Mark R. Tow(6)             Previous Consultant                       4,000         4,000           0

Monterey Bay Business
Advisors, Inc.(7)          Previous Consultant                       5,000         5,000           0

James D. Brookshire(8)     Previous Consultant                       2,500         2,500           0

                                                                     Shares of Sionix Common Stock
                           Present Positions, Offices         Beneficially                     Percent
                           or Relationships with Sionix       Owned as of       Offered        of Class
                           and its Subsidiaries and           Date of this      by this         After
Name and Address           Any During the Past 3 Years        Prospectus        Prospectus     Offering
- ------------------------------------------------------------------------------------------------------------------
Terrell J. Pogue(9)        Previous Consultant                     3,500          3,500             0

Steve O'Donnell(10)        Previous Consultant                     2,500          2,500             0

Leslie L. Long(11)         Previous Consultant                       500            500             0

Gateway Service
Group, Inc.(12)            Previous Consultant                    16,000         16,000             0

Terry D. Saville(13)       Consultant                             19,861          7,813             *

Wenthur & Chachas(14)      Legal Counsel to Sionix                17,500         17,500             0

- ---------------------------------------
* Less than 1%
(1)      Address is 526 20th Street, Huntington Beach, CA 92648
(2)      Address is 16700 Cumberland Court, Yorba Linda, CA 92868
(3)      Address is 1958 Balearic Drive, Costa Mesa, CA 92626
(4)      Address is 642 Longfello Drive, Placentia, CA 92670
(5)      Address is 226 Robinson Drive, Tustin, CA 92680
(6)      Address is 3900 Borch Street, Newport Beach, CA 92660
(7)      Address is 8040 Soquel Drive, Aptos, CA 95003
(8)      Address is 4050 Mora Lane, Pebble Beach, CA 93953
(9)      Address is 118 Seacliff Drive East, Aptos, CA 95003
(10)     Address is 700 Carr Avenue, Aromas, CA 95004
(11)     Address is 4355 Diamond Street, #2, Capitola, CA 95010
(12)     Address is 24675 Guadalupe Street, Carmel, CA 93923
(13)     Address is 27307 Pacifica Court, Hemet, CA 92544
(14)     Address is 4180 La Jolla Village Drive, Suite 500, La Jolla, CA 92037

                                  LEGAL MATTERS

                  Certain legal matters will be passed upon for the Company by Wenthur & Chachas of La Jolla, California.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have audited by Jones, Jensen & Company, independent auditors, as set forth in their report thereon included and incorporated by reference therein and incorporated herein by reference Such financial statements are incorporated herein by reference in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION BY REFERENCE.

         The following documents filed by Sionix Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above, as follows: the Company's Current Report on Form 8-K dated January 5, 1996, Form 10-C dated January 22, 1996, the Company's Amended and Restated Current Report on Form 8-K dated February 27, 1996, the Company's Current Report on Form 8-K dated April 9, 1996, the Company's Current Report on Form 8-K dated April 23, 1996, the Company's Quarterly Report for the third quarter ended March 31, 1996, filed on May 15, 1996, and the Company's Current Report on Form 8-K dated June 28, 1996.

         (c) All reports and documents filed by the Company with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Securities officered hereby have been sold or which deregisters all Securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersede such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company authorized capitalization is 100,000,000 shares of Common Stock, par value $.00l per share, of which 22,800,658 shares were issued and outstanding as of July 23, 1996. Holders of the Company's Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any members to the board of directors. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership of the Company of its shareholders and which may dilute the book value of the Common Stock.

         Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid cash dividends on its Common Stock and does not anticipate that it will pay cash dividends in the foreseeable future.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain members of Wenthur & Chachas, beneficially own 17,500 shares of the Company's Common Stock.

         LEGAL COUNSEL

         The validity of the Common Stock offered hereby will be passed upon for the Company by Wenthur & Chachas of La Jolla, California.

         EXPERTS

         The consolidated financial statements and financial statement schedules of the Company incorporated by reference in this Registration Statement have been examined by Jones, Jensen & Company, independent public accountants, whose report thereon is contained in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995, and has been incorporated herein by reference in reliance upon such report of Jones, Jensen & Company, given upon their authority as experts in accounting and auditing

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has adopted provisions in its Articles of Incorporation that eliminates the liabilities of each person who is or was a director, officer, employee or agent of the Company for in certain circumstances and provides that each director, officer, employee or agent of the Company shall be indemnified by the Company against all expenses and liabilities, including counsel fees reasonably incurred by or imposed upon and in connection with any proceeding to which the director, officer, employee or agent may be a party, or in which he or she may become involved by reason of being or having been an officer, director, employee or agent of the Company settlement thereof, regardless of whether a director, officer, employee or agent, at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is judged guilty of willful misfeasance or malfeasance, willful misconduct or gross negligence in the performance of any duty; provided, however, in the event of a settlement, the indemnification herein shall only apply when the Board of Directors approves such settlement and reimbursement as being in the best interests of the Company. The right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, agent or employee may be entitled. Subject to any limitations set forth in the Articles of Incorporation, such indemnification shall be to the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable laws now in effect or as may hereafter be amended. No director of the Company shall be personally liable to the Corporation

         The Company's Articles of Incorporation also provide that no person shall be liable to the Company for any loss or damage suffered by it on account of any action or act omitted to be taken by a director, officer, employee or agent of the Company in good faith if such person (i) exercised or used the same degree of care and skill as a prudent person would have exercised or used under the same or similar circumstances in the conduct of his or her own personal affairs, or (ii) took or omitted to take such action in reliance upon the advice of counsel for the Company or other statements made or information furnished by officers or employees of the Company which he or she had reasonable grounds to believe or upon a financial statement of the Company prepared by an accountant, officer of the Company in charge of its accounting or employees of the Company in charge of its accounts or certified by a public accountant or firm of public accountants. The Company's by-laws provide for the indemnification of its officers, directors, employees and agents to the full extent permitted by the Utah Revised Business Corporation Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The Company claimed exemptions from registration pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933 for shares of Common Stock, $.001 par value (the "Shares"), of the Company previously issued pursuant various Consulting and Compensation Agreements between the Company and the Selling Shareholders (the "Prior Plans"). These exemptions were available to the Company for the Shares because the previous issuance of Shares did not involve a public offering and involved offers or sales solely to accredited investors. The Shares were issued to 12 officers, directors, consultants and advisors, each of whom had a preexisiting relationship with the Company, and the ability to assess the risks and merits associated with ownership of the Shares. Further, the issuance of the Shares did not involve advertising or public solicitation.

ITEM 8.  EXHIBITS

         The following exhibits are filed with this Registration Statement:

         Exhibit
         Number            Document                                           .

         4.1 Amended and Restated Articles of Incorporation dated December 28, 1995;

         4.2 Certificate of Amendment to the Articles of Incorporation dated January 23, 1996;

         4.3               Amended and Restated By-Laws of the Corporation.

         5 Opinion of Wenthur & Chachas as to the legality of the Common Stock to be registered hereunder.

         10.1 Consulting Agreement between the Company and Rodney Anderson and Associates dated May 1, 1995.

         10.2              Consulting Agreement between the Company and Terry D.
                           Saville dated January 22,1996.

         10.3              Consulting Agreement between the Company and Michael
                           A. Taylor dated May 15, 1996.

         10.4 Agreement between the Company and Wenthur & Chachas dated June 6, 1996.

         10.5 Consulting Agreement between the Company and David Phillips dated June 30, 1996.

         10.6 Compensation Agreement between the Company and Wenthur & Chachas dated July 22, 1996.

         23.1              Consent of Jones, Jensen & Company, Independent
                           Auditors.

         23.2              Consent of Wenthur & Chachas (contained in Exhibit
                           5 hereto).

         24                Power of Attorney.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933 each filing of the registrants annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) or the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering or such securities at that tire shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on July 23, 1996.

                                         SIONIX CORPORATION



                                         /S/ Jack F. Moorehead
                                         ------------------------
                                         Name:  Jack F. Moorehead
                                         Title: President

                                         /S/ Michael A. Taylor
                                         ------------------------
                                         Name:   Michael A. Taylor
                                         Title:  Chief Executive Officer and
                                                 Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack F. Moorehead and Michael A. Taylor, to act jointly, as his or her true and lawful attorneys-in-fact, each with full powers of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         SIGNATURE                        TITLE                      DATE


/S/ S. Donna Friedman                    Director                July 23, 1996
- ---------------------------
S. Donna Friedman


/S/ Laura Friedman                       Director                July 23, 1996
- ---------------------------
Laura Friedman


/S/ Cheryl Friedman                      Director                July 23, 1996
- ---------------------------
Cheryl Friedman

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    EXHIBITS

                                ----------------


                       REGISTRATION STATEMENT ON FORM S-8

                               SIONIX CORPORATION

                                INDEX TO EXHIBITS

                                                            SEQUENTIALLY
EXHIBIT                                                       NUMBERED
NUMBER                     DESCRIPTION                          PAGE

4.1       Amended and Restated Articles of Incorporation         18
          dated December 28, 1995;

4.2       Certificate of Amendment to the Articles of
          Incorporation dated January 23, 1996;                  23

4.3       Amended and Restated By-Laws of the Corporation.       26

5         Opinion of Wenthur & Chachas as to the legality
          of the Common Stock to be registered hereunder.        39

10.1      Consulting Agreement between the Company and
          Rodney Anderson and Associates dated May 1, 1995.      42

10.2      Consulting Agreement between the Company and
          Terry D. Saville dated January 22,1996.                44

10.3      Consulting Agreement between the Company and
          Michael A. Taylor dated May 15, 1996.                  51

10.4      Agreement between the Company and
          Wenthur & Chachas dated June 6, 1996.                  59

10.5      Consulting Agreement between the Company and
          David Phillips dated June 30, 1996.                    63

10.6      Compensation Agreement between the Company and
          Wenthur & Chachas dated July 22, 1996.                 65

23.1      Consent of Jones, Jensen & Company,
          Independent Auditors.                                  70

23.2      Consent of Wenthur & Chachas
          (contained in Exhibit 5 hereto).                       72

24        Power of Attorney (See Page 15)                        73